EXHIBIT 10.4

Amendment to the Supply Agreement

This AMENDMENT TO THE SUPPLY AGREEMENT (EXTENDED RELEASE METFORMIN FORMULATIONS – U.S.A.) (the “Amendment”) is made and entered into the 30th day of June 2007, by and between:

BIOVAIL LABORATORIES INTERNATIONAL SRL

(hereinafter referred to as “Biovail”)

— and –

DEPOMED, INC.

(hereinafter referred to as “Depomed”)

WHEREAS Biovail and Depomed are parties (the “Parties”) to a Supply Agreement (Extended Release Metformin Formulations – U.S.A.) (the “Agreement”) dated December 13, 2005; and

WHEREAS the Parties desire to amend certain specific provisions of the Agreement in accordance with the terms more fully herein set forth;

NOW, THEREFORE, in consideration of the terms and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.         DEFINITIONS

Unless otherwise explicitly set forth herein, all capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to them in the Agreement.

2.         AMENDMENTS TO THE AGREEMENT

The Parties hereby agree to amend the Agreement, as follows:

(a)               The following definition is added to the Agreement:

“1.14(a) “Launch” has the meaning set forth in section 18.1 of this Agreement.”

(b)               Section 5.1 of the Agreement is deleted and replaced with the following:

“No later than June 30, 2007, and within one hundred twenty (120) days before the end of each calendar year thereafter, Depomed shall deliver to BLS a non-binding forecast, by calendar month, of the quantities of 1000mg Product, by SKU (including samples), that Depomed expects to order from BLS for Marketing in the Territory, for the following eighteen (18) calendar months (the “Planning Forecast”). No less than once per calendar year, the Parties shall meet to review the then effective Planning Forecast of Depomed to compare the yearly requirements of 1000mg Product which Depomed expects would be necessary to fulfill the sales forecast provided in such Planning Forecast, projecting the highest level of sales of the 1000mg Product in the Territory.

(c)               Section 18.1 of the Agreement is deleted and replaced with the following:

“Provided that BLS is in compliance with its supply obligation hereunder, Depomed shall cause the First Commercial Sale to occur within 180 days after Regulatory Approval of the first 1000mg Product (the “Launch”).

(d)               Exhibit A to the Agreement is deleted and replaced with the following:

EXHIBIT A

SPECIFICATIONS

“Extended release formulation of metformin hydrochloride in t   he form of a 1000mg tablet manufactured using BLS’ AQ formulation technology, packaged in bottles of 7, 30 or 90 for distribution to the trade, tested in accordance with, and complying with, the requirements of the NDA, and including an approved product outsert containing approved product labeling.”

3.         GENERAL

(a)               Other than as explicitly herein set forth, the Agreement shall remain in full force and effect, unamended, and the Amendment shall remain subject to all unamended terms and provisions of the Agreement.

(b)               Except as set forth herein, in the event of any inconsistencies between the terms of the Agreement and the terms of the Amendment, the provisions of the Amendment will govern.

(c)               This Amendment shall be governed by the laws of New York and the parties attorn to the jurisdiction of the courts in New York to resolve any dispute.

IN WITNESS WHEREOF, the parties to this Amendment hereby execute this Agreement as of the date first written above.

BIOVAIL LABORATORIES INTERNATIONAL SRL

Per:	/s/ Jean-Luc Marte
Jean-Luc Marte
VP Commercial Operations

DEPOMED, INC.

Per:	/s/ Matthew M. Gosling
Matthew M. Gosling
VP and General Counsel